Exhibit 99.1
Pivotal Reports First Quarter Fiscal Year 2020 Financial Results

●	Subscription revenue grew 43% year over year
●	Total revenue grew 19% year over year
●	Subscription customers increased 13% year over year to 383
●	Dollar-based net expansion rate of 143%

SAN FRANCISCO – June 4, 2019, – Pivotal Software, Inc. (NYSE: PVTL), a leading cloud-native platform provider, today reported results for the first quarter fiscal year 2020 ended May 3, 2019.

“We had a solid start to the year with 43% subscription growth and customer expansions continued to fuel our strong net expansion rate of 143%. However, sales execution and a complex technology landscape impacted the quarter,” said Rob Mee, CEO of Pivotal Software. “We have taken steps to improve our execution, and remain confident in our strategy and market opportunity for the long term. Pivotal continues to be the best partner for organizations that want to modernize their most important applications.”

First Quarter Fiscal 2020 Financial Results
Revenue: Subscription revenue was $128.9 million, an increase of 43% year over year. Total revenue was $185.7 million, an increase of 19% year over year.

Operating Loss: GAAP operating loss was $34.9 million, or 19% of total revenue, compared to a loss of $33.5 million in Q1 of last year. Non-GAAP operating loss was $11.8 million, or 6% of total revenue, compared to a loss of $21.0 million in Q1 of last year.

Net Loss: GAAP net loss was $31.7 million, compared to a loss of $32.5 million in Q1 of last year. GAAP net loss per share was $0.12, compared to a loss of $0.31 in Q1 of last year. Non-GAAP net loss was $8.6 million, compared to a loss of $23.3 million in Q1 of last year. Non-GAAP net loss per share was $0.03, compared to a loss of $0.10 in Q1 of last year.

Cash Flow: Operating cash flow was $122.2 million compared to operating cash flow of $4.5 million in Q1 of last year.

Cash and cash equivalents were $854.2 million as of May 3, 2019.

Recent Business Highlights
●	Subscription customers grew 13% year over year to 383
●	Dollar-based net expansion rate was 143%

●	New features released to Pivotal Cloud Foundry through the continuous delivery of high-quality software and simplified operations to help organizations achieve meaningful business outcomes include:
○	Pivotal Application Service 2.5 harnesses the power of Istio, Envoy, Kubernetes, and Spring Cloud to make developers more productive
○
Greenplum for Kubernetes, also available for Pivotal Container Service, helps automate self-service deployment, management, and upgrades for a multitude of Greenplum nodes, so data professionals and application developers can focus on higher-level business needs

○	Spring Runtime 2.5 delivers support for OpenJDK via Pivotal Spring Runtime, our comprehensive support for all Java environments
●	Awarded Wipro’s Digital Transformation Partner of the year

Financial Outlook
For the second quarter of fiscal 2020, Pivotal currently expects:
●	Subscription revenue of $131 to $133 million
●	Total revenue of $185 to $189 million
●	Non-GAAP loss from operations of $11 to $9 million
●	Non-GAAP net loss per share of 4¢ to 3¢, assuming weighted average shares outstanding of approximately 274 million

For the full fiscal year 2020, Pivotal currently expects:
●	Subscription revenue of $530 to $538 million
●	Total revenue of $756 to $767 million
●	Non-GAAP loss from operations of $49 to $44 million
●	Non-GAAP net loss per share of 15¢ to 13¢, assuming weighted average shares outstanding of approximately 275 million

Pivotal has not reconciled these forward-looking non-GAAP measures to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information
Pivotal will host a conference call at 2:00pm PT (5:00pm ET) today to discuss our financial results. A live audio webcast of the conference call will be accessible on Pivotal’s investor relations web page at pivotal.io/investors. A replay of the webcast will be available following the conference call.

About Pivotal
Pivotal combines our cloud-native platform, developer tools, and unique methodology to help the world’s largest companies transform the way they build and run their most important applications. Our technology is used by Global 2000 companies to achieve strategic advantages in software development and IT operations. Learn more at pivotal.io.

Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Key Metric Definitions
Subscription Customers: Pivotal defines the number of subscription customers as the organizations that have a subscription contract for Pivotal’s software resulting in at least $50,000 of annual revenue in that period.

Dollar-Based Net Expansion Rate: Pivotal’s dollar-based net expansion rate compares its subscription revenue from a common group of customers across comparable periods. Pivotal calculates its dollar-based net expansion rate for all periods on a trailing four-quarter basis.

Forward-Looking Statements
This press release contains statements relating to Pivotal’s expectations, projections, beliefs, and prospects (including statements regarding Pivotal’s product strategy, long-term market opportunity and financial outlook), which are "forward-looking statements” within the meaning of the federal securities laws and by their nature are uncertain. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) Pivotal’s limited operating history as an independent company, which makes it difficult to evaluate Pivotal’s prospects; (ii) the substantial losses Pivotal has incurred and the risks of not being able to generate sufficient revenue to achieve and sustain profitability; (iii) Pivotal’s future success depending in large part on the growth of Pivotal’s target markets; (iv) Pivotal’s future growth depending largely on Pivotal Cloud Foundry and Pivotal’s platform-related services; (v) Pivotal’s subscription revenue growth rate not being indicative of Pivotal’s future performance or ability to grow; (vi) Pivotal’s business and prospects being harmed if customers do not renew their subscriptions or expand their use of Pivotal’s platform; (vii) any failure by Pivotal to compete effectively; (viii) Pivotal’s long and unpredictable sales cycles that vary seasonally and which can cause significant variation in the number and size of transactions that can close in a particular quarter; (ix) Pivotal’s lack of control of and inability to predict the future course of open-source technologies, including Kubernetes and those used in Pivotal Cloud Foundry; and (x) any security or privacy breaches. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the U.S. Securities and Exchange Commission (SEC). Additional information will be made available in Pivotal’s annual report on Form 10-K and other future reports that Pivotal may file with the SEC, which could cause actual results to vary from expectations. Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Pivotal Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts); (unaudited)

	Three Months Ended
	May 3,	May 4,
	2019	2018
Revenue:
Subscription	$128,856	$90,121
Services	56,859	65,614
Total revenue	185,715	155,735
Cost of revenue:
Subscription	8,556	8,129
Services	52,046	51,162
Total cost of revenue	60,602	59,291
Gross profit	125,113	96,444
Operating expenses:
Sales and marketing	81,621	69,138
Research and development	56,255	44,428
General and administrative	22,145	16,408
Total operating expenses	160,021	129,974
Loss from operations	(34,908)	(33,530)
Other income, net	3,600	309
Loss before provision for (benefit from) income taxes	(31,308)	(33,221)
Provision for (benefit from) income taxes	475	(664)
Net loss	(31,783)	(32,557)
Less: Net loss attributable to non-controlling interest	46	42
Net loss attributable to Pivotal	$(31,737)	$(32,515)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.31)
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	268,514	105,569

Pivotal Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands); (unaudited)

	May 3,	February 1,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$854,215	$701,733
Accounts receivable, net of allowance of $5,953 and $4,266 as of May 3, 2019 and February 1, 2019, respectively	117,887	308,492
Due from Parent	29,416	951
Deferred sales commissions, current	36,090	39,572
Other assets, current	18,272	16,738
Total current assets	1,055,880	1,067,486
Property, plant and equipment, net	27,121	27,879
Operating lease right-of-use assets	133,017	—
Intangible assets, net	17,495	18,680
Goodwill	696,226	696,226
Deferred income taxes	340	258
Deferred sales commissions, noncurrent	32,551	35,522
Other assets, noncurrent	3,318	4,417
Total assets	$1,965,948	$1,850,468
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,382	$18,421
Due to Parent	13,683	20,241
Accrued expenses	46,859	64,723
Income taxes payable	1,184	1,232
Deferred revenue, current	350,970	376,985
Operating lease liabilities, current	20,381	—
Other liabilities, current	10,956	4,373
Total current liabilities	460,415	485,975
Deferred revenue, noncurrent	66,101	89,603
Operating lease liabilities, noncurrent	125,314	—
Other liabilities, noncurrent	2,131	9,412
Total liabilities	653,961	584,990
Stockholders’ equity:
Class A common stock	963	901
Class B common stock	1,755	1,755
Additional paid-in capital	2,619,343	2,540,921
Accumulated deficit	(1,316,240)	(1,284,503)
Accumulated other comprehensive income	5,495	5,687
Total Pivotal stockholders’ equity	1,311,316	1,264,761
Non-controlling interest	671	717
Total stockholders’ equity	1,311,987	1,265,478
Total liabilities and stockholders’ equity	$1,965,948	$1,850,468

Pivotal Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands); (unaudited)

	Three Months Ended
	May 3,	May 4,
	2019	2018
Cash flows from operating activities:
Net loss	$(31,783)	$(32,557)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of intangible assets	4,098	4,755
Amortization of lease right-of-use assets and other expense	7,613	—
Stock-based compensation expense	21,970	10,761
Provision for doubtful accounts	60	231
Deferred income taxes	(91)	(469)
Gain on sale of investment	(746)	(3,234)
Other	513	12
Changes in assets and liabilities:
Accounts receivable	190,569	29,886
Due from Parent	(1,965)	(229)
Deferred sales commissions	6,453	1,197
Other assets	1,713	1,463
Accounts payable	(2,202)	(4,531)
Due to Parent	(6,466)	(1,055)
Deferred revenue	(49,609)	20,664
Accrued expenses	(16,801)	(21,905)
Operating lease liabilities	(7,787)	—
Other liabilities	6,668	(538)
Net cash provided by operating activities	122,207	4,451
Cash flows from investing activities:
Additions to property, plant and equipment	(2,204)	(1,879)
Proceeds from sale of investment	1,929	3,234
Net cash provided by (used in) investing activities	(275)	1,355
Cash flows from financing activities:
Proceeds from the initial public offering, net of issuance costs paid	—	547,254
Proceeds from the issuance of common stock	30,580	6,610
Contribution from Dell	—	31,977
Borrowings on credit facility	—	15,000
Repayments on credit facility	—	(35,000)
Net cash provided by financing activities	30,580	565,841
Effect of exchange rate changes on cash and cash equivalents	(30)	807
Net increase in cash and cash equivalents	152,482	572,454
Cash and cash equivalents at beginning of period	701,733	73,012
Cash and cash equivalents at end of period	$854,215	$645,466

Pivotal Software, Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except percentages and per share amounts); (unaudited)

	Three Months Ended May 3, 2019
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$8,556	$(506)	$(69)	$-	$7,981
Subscription gross margin	93.4%	0.4%	0.1%	-%	93.8%
Cost of services revenue	52,046	(4,678)	-	-	47,368
Services gross margin	8.5%	8.2%	-%	-%	16.7%
Gross profit	125,113	5,184	69	-	130,366
Gross margin	67.4%	2.8%	0.0%	-%	70.2%
Sales and marketing	81,621	(6,811)	(760)	-	74,050
Research and development	56,255	(6,474)	-	-	49,781
General and administrative	22,145	(3,501)	(356)	-	18,288
Total operating expenses	160,021	(16,786)	(1,116)	-	142,119
Loss from operations	(34,908)	21,970	1,185	-	(11,753)
Operating margin	(18.8%)	11.8%	0.6%	-%	(6.3%)
Other income, net	3,600	-	-	-	3,600
Net loss attributable to Pivotal	$(31,737)	$21,970	$1,185	$-	$(8,582)
Net loss per share, basic and diluted (1)	$(0.12)				$(0.03)

(1) GAAP and Non-GAAP net loss per common share calculated based upon 268,514 basic and diluted weighted average shares outstanding of common stock.

	Three Months Ended May 4, 2018
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$8,129	$(227)	$(432)	$-	$7,470
Subscription gross margin	91.0%	0.3%	0.5%	-%	91.7%
Cost of services revenue	51,162	(2,289)	-	-	48,873
Services gross margin	22.0%	3.5%	-%	-%	25.5%
Gross profit	96,444	2,516	432	-	99,392
Gross margin	61.9%	1.6%	0.3%	-%	63.8%
Sales and marketing	69,138	(3,571)	(906)	-	64,661
Research and development	44,428	(2,864)	-	-	41,564
General and administrative	16,408	(1,810)	(383)	-	14,215
Total operating expenses	129,974	(8,245)	(1,289)	-	120,440
Loss from operations	(33,530)	10,761	1,721	-	(21,048)
Operating margin	(21.5%)	6.9%	1.1%	-%	(13.5%)
Other income (expense), net	309	-	-	(3,234)	(2,925)
Net loss attributable to Pivotal	$(32,515)	$10,761	$1,721	$(3,234)	$(23,267)
Net loss per share, basic and diluted (1)	$(0.31)				$(0.10)

(1) GAAP net loss per common share calculated based upon 105,569 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 224,197 basic and diluted weighted average shares outstanding of common stock

Pivotal Software, Inc.
GAAP to Non-GAAP Weighted Average Shares Outstanding Reconciliation
(in thousands); (unaudited)

	Three Months Ended
	May 3,	May 4,
	2019	2018
GAAP weighted average shares outstanding, basic and diluted	268,514	105,569
Assumed preferred stock conversion	–	118,628
Non-GAAP weighted average shares outstanding, basic and diluted	268,514	224,197

About Non-GAAP Financial Measures
To supplement Pivotal’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Pivotal provides investors with certain non-GAAP financial measures, including but not limited to: non-GAAP cost of subscription, non-GAAP cost of services, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP weighted average shares outstanding. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of acquired intangibles and gain on sale of investment. For more information on the comparable GAAP to non-GAAP financial measures, please see the reconciliation table included with this release.

Management believes non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. Management also believes that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Pivotal to other companies some of which use similar non-GAAP financial measures to supplement their GAAP results. Management believes non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies.

Pivotal excludes stock-based compensation because it is non-cash in nature and excludes it in order to facilitate comparisons to other companies’ results. Pivotal excludes amortization of acquired intangibles because it is consistent with how management evaluates operating results and prepares financial plans and forecasts. While the purchase accounting for an acquisition reflects the accounting value assigned to intangible assets, management believes the GAAP impact of acquired intangible assets is not representative of long term operating results. Pivotal excludes gains/losses on sales of strategic investments because management believes these are more reflective of discrete events and less reflective of results in a particular period.
Source: Pivotal Investor Relations

Pivotal Software
Investor Contact:
Helyn Corcos
hcorcos@pivotal.io
or
Media Contact:
Joseph Roualdes
jroualdes@pivotal.io

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